CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Admiral Funds of our report dated October 16, 2019, relating to the financial statements and financial highlights, which appears in Vanguard S&P 500 Growth Index Fund and Vanguard S&P 500 Value Index Fund’s Annual Report on Form N-CSR for the year ended August 31, 2019, and of our reports dated October 18, 2019, relating to the financial statements and financial highlights, which appear in Vanguard S&P Mid-Cap 400 Growth Index Fund, Vanguard S&P Mid-Cap 400 Index Fund, Vanguard S&P Mid-Cap 400 Value Index Fund, Vanguard S&P Small-Cap 600 Growth Index Fund, Vanguard S&P Small-Cap 600 Index Fund and Vanguard S&P Small-Cap 600 Value Index Fund’s Annual Reports on Form N-CSR for the year ended August 31, 2019. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 18, 2019